EXHIBIT 21
Subsidiaries of MGM MIRAGE

	Jurisdiction of
Subsidiary	Incorporation	Percentage Ownership
Destron, Inc.	Nevada	100%
MGM MIRAGE International	Nevada	100%
MGM MIRAGE Marketing, Ltd.	Hong Kong	100%
M3 Nevada Insurance Company	Nevada	100%
Metropolitan Marketing, LLC	Nevada	100%
MMNY Land Company, Inc.	New York	100%
MGM Grand Atlantic City, Inc.	New Jersey	100%
MGM Grand Diamond, Inc.	Nevada	100%
MGM Grand Australia Pty Ltd	Australia	(1)
Mandalay Resort Group	Nevada	100%
Circus Circus Casinos, Inc., dba Circus Circus Hotel and Casino-Las Vegas and Circus Circus Hotel and Casino-Reno	Nevada	100%
Circus Circus Mississippi, Inc., dba Gold Strike Casino Resort	Mississippi	100%
Circus Circus New Jersey, Inc.	New Jersey	100%
Colorado Belle Corp., dba Colorado Belle Hotel and Casino	Nevada	100%
Diamond Gold, Inc.	Nevada	100%
Edgewater Hotel Corporation, dba Edgewater Hotel and Casino	Nevada	100%
Galleon, Inc.	Nevada	100%
Go Vegas	Nevada	100%
Gold Strike Aviation Incorporated	Nevada	100%
Revive Partners, LLC	Nevada	100%
Gold Strike Finance Company, Inc.	Nevada	100%
Gold Strike Investments, Incorporated (“GSI”)	Nevada	100%
Last Chances Investments, Incorporated (“LSI”)	Nevada	100%
M.S.E. Investments, Incorporated (“MSE”)	Nevada	100%
Gold Strike Fuel Company	Nevada (2)	(3)
Gold Strike L.V.	Nevada (2)	(4)
Victoria Partners, dba Monte Carlo Resort and Casino	Nevada (2)	(5)
Jean Development Company, dba Gold Strike Hotel and Gambling Hall	Nevada (2)	(6)
Jean Development North	Nevada (2)	(7)
Jean Development West, dba Nevada Landing Hotel and Casino	Nevada (2)	(8)
Jean Fuel Company West	Nevada (2)	(9)
Nevada Landing Partnership	Illinois (2)	(10)
Railroad Pass Investment Group, dba Railroad Pass Hotel and Casino	Nevada (2)	(11)
Mandalay Corp., dba Mandalay Bay Resort and Casino and Thehotel	Nevada	100%
Mandalay Marketing and Events	Nevada	100%
Mandalay Place	Nevada	100%
Mandalay Vacation Resorts, Inc.	Nevada	100%
MBG Insurance, Inc.	Hawaii (insurance)	100%
MGM Grand Resorts Development	Nevada	100%
MRG Macau, Inc.	Nevada	100%
MRG Vegas Portal, Inc.	Nevada	100%
New Castle Corp., dba Excalibur Hotel and Casino	Nevada	100%
Oasis Development Company, Inc.	Nevada	100%
Plane Truth, LLC	Nevada	100%
Ramparts, Inc., dba Luxor Hotel and Casino	Nevada	100%
Ramparts International	Nevada	100%
Ramparts International PTE, LTD	Singapore	100%

	Jurisdiction of
Subsidiary	Incorporation	Percentage Ownership
Slots-A-Fun, Inc., dba Slots-A-Fun Casino	Nevada	100%
MGM Grand Resorts, LLC	Nevada	100%
MGM Grand Detroit, Inc.	Delaware	100%
MGM Grand Detroit, LLC, dba MGM Grand Detroit	Delaware	(12)
MGM Grand Detroit II, LLC	Delaware	100%
MGM Grand Hotel, LLC, dba MGM Grand Hotel & Casino	Nevada	100%
Grand Laundry, Inc.	Nevada	100%
MGM Grand Condominiums, LLC	Nevada	100%
MGM Grand Condominiums II, LLC	Nevada	100%
MGM Grand Condominiums III, LLC	Nevada	100%
MGM Grand New York, LLC	Nevada	100%
New PRMA Las Vegas, Inc.	Nevada	100%
New York-New York Hotel & Casino, LLC, dba New York-New York Hotel & Casino	Nevada	(13)
New York-New York Tower, LLC	Nevada	100%
The Primadonna Company, LLC, dba Buffalo Bill’s Resort & Casino, Primm Valley Resort & Casino and Whiskey Pete’s Hotel & Casino	Nevada	100%
MGM MIRAGE Advertising, Inc.	Nevada	100%
MGM MIRAGE Aircraft Holdings, LLC	Nevada	100%
MGM MIRAGE Development, Inc.	Nevada	100%
MGM MIRAGE UK Holding Company, Inc.	Nevada	100%
MGM MIRAGE Development, Ltd.	England and Wales	100%
MGM Grand Olympia Ltd.	England and Wales	(14)
MGMM International Holdings, Ltd.	Isle of Man	100%
MGM MIRAGE Macau, Ltd.	Isle of Man	100%
MGMM Macau, Ltd.	Isle of Man	100%
MGM MIRAGE Entertainment and Sports	Nevada	100%
MGM MIRAGE Macao, LLC	Nevada	100%
MGM Grand (Macao) Limited	Macau	(15)
MGM MIRAGE Online, LLC	Nevada	100%
MGM MIRAGE Online Holdings Guernsey, Limited	Guernsey	100%
MGM MIRAGE Online Isle of Man, Ltd.	Isle of Man	100%
MGM MIRAGE Online Services United Kingdom, Ltd.	England and Wales	100%
MGM MIRAGE Online United Kingdom, Ltd.	England and Wales	100%
MGM MIRAGE Operations, Inc.	Nevada	100%
MGM MIRAGE Retail	Nevada	100%
MGMM Insurance Company	Vermont (insurance)	100%
Mirage Resorts, Incorporated	Nevada	100%
AC Holding Corp.	Nevada	100%
AC Holding Corp. II	Nevada	100%
The April Cook Companies	Nevada	100%
Beau Rivage Resorts, Inc., dba Beau Rivage	Mississippi	100%
Beau Rivage Distribution Corp.	Mississippi	100%
Bellagio, LLC, dba Bellagio	Nevada	100%
Bella Lounge, LLC	Nevada	(16)
Bellagio II, LLC	Nevada	100%
Light Las Vegas, LLC	Nevada	(17)
Mist Lounge, LLC	Nevada	(16)
MRGS Corp.	Nevada	100%
Boardwalk Casino, Inc.	Nevada	100%
Bungalow, Inc.	Mississippi	100%

	Jurisdiction of
Subsidiary	Incorporation	Percentage Ownership
Country Star Las Vegas, LLC	Nevada	(18)
LV Concrete Corp.	Nevada	100%
MAC, CORP.	New Jersey	100%
MGM MIRAGE Aviation Corp.	Nevada	100%
MGM MIRAGE Corporate Services	Nevada	100%
MGM MIRAGE Design Group	Nevada	100%
MGM MIRAGE International Hong Kong Limited	Nevada	100%
MGM MIRAGE Manufacturing Corp.	Nevada	100%
M.I.R. Travel	Nevada	100%
THE MIRAGE CASINO-HOTEL, dba The Mirage	Nevada	100%
MH, INC., dba Shadow Creek	Nevada	100%
Treasure Island Corp., dba Treasure Island at The Mirage	Nevada	100%
Mirage Laundry Services Corp.	Nevada	100%
Mirage Leasing Corp.	Nevada	100%
Project CC, LLC	Nevada	100%
Restaurant Ventures of Nevada, Inc.	Nevada	100%
PRMA, LLC	Nevada	100%
PRMA Land Development Company, dba Primm Valley Golf Club	Nevada	100%
VidiAd	Nevada	100%

(1)	50% of the voting securities are owned by MGM MIRAGE and 50% are owned by MGM Grand Diamond, Inc.

(2)	Entity is a general partnership.

(3)	The partnership interests are owned 16.67% by each of MSE, LSI and GSI and 50% by Oasis Development Company, Inc.

(4)	The partnership interests are owned 52% by MSE, 39% by LSI, 6.5% by GSI and 2.5% by Diamond Gold, Inc.

(5)	The partnership interests are owned 50% by Gold Strike L.V. and 50%by MRGS Corp.

(6)	The partnership interests are owned 40% by MSE, 40% by LSI and 20% by GSI.

(7)	The partnership interests are owned 47.5% by MSE, 38.5% by LSI, 5% by GSI and 9% by Diamond Gold, Inc.

(8)	The partnership interests are owned 40% by MSE, 40% by LSI , 12% by GSI and 8% by Diamond Gold, Inc.

(9)	The partnership interests are owned 40% by MSE, 40% by LSI, 12% by GSI and 8% by Oasis Development Company, Inc.

(10)	The partnership interests are owned 40% by MSE, 40% by LSI, 5% by GSI and 15% by Diamond Gold, Inc.

(11)	The partnership interests are owned 70% by MSE, 20% by LSI and 10% by GSI.

(12)	Approximately 97% of the voting securities are owned by MGM Grand Detroit, Inc. and 3% are owned by unrelated third parties.

(13)	50% of the voting securities are owned by MGM Grand Resorts, LLC and 50% are owned by New PRMA Las Vegas, Inc.

(14)	82.5% of the voting securities are owned by MGM MIRAGE Development, Ltd. and 17.5% are owned by an unrelated third party.

(15)	Approximately 90% of the voting securities are owned by MGM Mirage Macao, LLC and 10% are owned by an unrelated third party.

(16)	53% of the voting securities are owned by Bellagio, LLC and 47% are owned by unrelated third parties.

(17)	Approximately 56% of the voting securities are owned by Bellagio, LLC and 44% are owned by unrelated third parties.

(18)	99% of the voting securities are owned by Mirage Resorts, Incorporated and 1% are owned by Restaurant Ventures of Nevada, Inc.

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